                                                                     Exhibit 3.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                               CADDY SYSTEMS INC.

FIRST: The name of this corporation is Caddy Systems Inc.

SECOND: Its registered office in the state of Delaware is to be located at Three Christina Centre, 201 N. Walnut Street, Wilmington DE 19801, New Castle County. The registered agent in charge thereof is The Company Corporation, address "same as above".

THIRD: The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:
The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The amount of the total authorized capital stock of this corporation is divided into 20,000,000 shares of stock at $.001 par value.

FIFTH: The name and mailing address of the incorporator is as follows:

Vanessa Foster, Three Christina Centre, 201 N. Walnut Street;
                              Wilmington DE 19801

SIXTH: The Directors shall have power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation.

With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose, in any manner, of the whole property of this corporation.

The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book or document of this Corporation, except as conferred by the law or the By-Laws, or by the resolution of the stockholders.

The stockholders and directors shall have power to hold their meetings and keep the books, documents, and papers of the Corporation outside of the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

It is the intention that the objects, purposes and powers specified in the Third paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this certificate of incorporation, that the objects, purposes and powers specified in the Third paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

SEVENTH: Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.

I, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein are true; and I have accordingly hereunto set my hand.

DATED: October 12, 1994  /s/ [SIGNATURE ILLEGIBLE]
                         -------------------------------

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               CADDY SYSTEMS INC.
                            UNDER SECTION 242 OF THE
                    CORPORATION LAW OF THE STATE OF DELAWARE

     CADDY SYSTEMS INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said Corporation, by written consent filed with the minutes of the Board, adopted the following resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of said Corporation:

     1. That Article FIRST of the Certificate of Incorporation be amended and, as amended, read as follows:

          FIRST: The name of the Corporation is NUTRACEUTIX, INC.

     2. That a reverse stock split of the Corporation's outstanding common stock be effected on a one to five basis such that each five shares of the Corporation's 8,703,440 shares of common stock outstanding be converted into one share of the Corporation's common stock and that Article FOURTH of the Certificate of Incorporation be amended and, as amended, read as follows:

          FOURTH: The Corporation shall be authorized to issue the following shares:

          CLASS               Number of Shares          Par Value
          ----------          ----------------          ---------
          Common                   30,000,000              $.001
          Preferred                 5,000,000              $.01



          The Preferred Stock and the Common Stock may be issued in such classes or series, and may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, or restrictions thereof, as shall be stated and expressed in the Certificate of Incorporation or of any amendment thereto, or in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to the authority which is expressly vested in it by the provisions hereof. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be made dependent upon facts ascertainable outside the Certificate or Incorporation or of any amendment thereto, or outside the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to the authority which is expressly vested in it by the provisions hereof, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in this Certificate of Incorporation or in the resolution of resolutions providing for the issue of such stock adopted by the Board of Directors. Notwithstanding the foregoing, each share of Common Stock shall be entitled to one vote on all matters requiring approval by the holders of the Corporation's Common Stock. Fully paid stock of this Corporation shall not be liable to any further call or assessment. All shares of stock shall be voted together on all matters except those pertaining to the rights of particular classes of stock. The rights of any class of stock may not be changed without the consent of a majority of the shares entitled to vote on such a change.

     3. That two new articles article EIGHTH and Article NINTH respectively, be added to the Certificate of Incorporation and, as amended, read as follows:

          EIGHTH: The Corporation elects not to be governed by Section 203 of the General Corporation Law of Delaware.

          NINTH: The Corporation shall indemnify all persons whom it may agree to indemnify to the fullest extent allowed by the General Corporation Law of Delaware.

     SECOND: That the aforesaid amendments were duly adopted by the Corporation's shareholders in accordance with the applicable provisions of
Section 242 of the General Corporation Law of the State of Delaware.

     THIRD: Prompt notice of the taking of this corporate action is being given to all stockholders who did not consent in writing, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Morris Diamond, its President, and attested by Shirley Diamond, its Secretary, this 30 day of March, 1995.


                                        CADDY SYSTEMS INC.



                                        By /s/ MORRIS DIAMOND
                                          ------------------------------------
                                          Morris Diamond, President

ATTEST:



By /s/ SHIRLEY DIAMOND
  ------------------------------------
  Shirley Diamond, Secretary

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                                NUTRACEUTIX, INC.



It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is Nutraceutix, Inc.

         2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Articles One and Four and substituting in lieu thereof the following new Articles:

         FIRST:  The name of the Corporation is SCOLR, Inc.

         FOURTH: The Corporation shall have authority to issue in the aggregate 55,000,000 shares of stock. Such shares shall be divided into two classes as follows:

             a.  50,000,000 shares of Common Stock with a par value of $.001.
             b.  5,000,000 shares of Preferred Stock with a par value of $.01.

         The Preferred Stock and the Common Stock may be issued in such classes or series, and may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, or restrictions thereof, as shall be stated and expressed in the Certificate of Incorporation or of any amendment thereto, or in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to the authority which is expressly vested in it by the provisions hereof. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be made dependent upon facts ascertainable outside the Certificate of Incorporation or of any amendment thereto, or outside the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to the authority which is expressly vested in it by the provisions hereof, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in this Certificate of Incorporation or in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. Notwithstanding the foregoing, each share of Common Stock shall be entitled to one vote on all matters requiring approval by the holders of the Corporation's Common Stock. Fully paid stock of this Corporation shall not be liable to any further call or assessment. All shares of stock shall be voted together on all matters except those pertaining to the rights of particular classes of stock. The rights of any class of stock may not be changed without the consent of a majority of the shares entitled to vote on such a change.

         3. The amendments of the Certificate of Incorporation herein certified have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

 Signed on this 11th day of July, 2002.


                                        Nutraceutix, Inc.



                                        ----------------------------------------
                                        By: David T. Howard
                                        Its: President



                                       2